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                                                                   Exhibit 10.13
                             THE WISER OIL COMPANY
                          RETIREMENT RESTORATION PLAN
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     THIS RETIREMENT RESTORATION PLAN, made and executed at Dallas, Texas, by
THE WISER OIL COMPANY, a Delaware corporation (the "Company"),

                               WITNESSETH THAT:

     WHEREAS, the Company has heretofore established for the benefit of its employees a qualified defined benefit pension plan known as the Retirement Income Plan for Employees of The Wiser Oil Company (the "Retirement Plan"); and

     WHEREAS, the Company now desires to establish an unfunded nonqualified retirement plan to supplement the benefits payable under the Retirement Plan to certain key employees of the Company whose benefits otherwise payable under the Retirement Plan have been reduced because of the maximum compensation and maximum benefit limitations imposed under the Retirement Plan in order to comply with the requirements of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the premises the Company hereby establishes a supplemental retirement plan to provide benefits and be administered in accordance with the following:

     Section 1.  Definitions.  Unless the context clearly indicates otherwise,
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when used in this Plan:

          (a) "Change in Control" means any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses
     (i) or (iii) of this paragraph) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease
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     for any reason to constitute a majority of the Board of Directors of the
     Company; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the committee designated pursuant to Plan
     Section 3 to administer this Plan.

          (d) "Company" means The Wiser Oil Company, a Delaware corporation.

          (e) "Employer" includes the Company and any other incorporated or unincorporated organization which may adopt both the Retirement Plan and this Plan.

          (f) "Participant" means the Chief Executive Officer of the Company and any other employee of an Employer (i) who is a participant in the Retirement Plan, (ii) whose annual base salary from an Employer is at least $150,000, and (iii) who has been designated by the Chief Executive Officer of the Company as a Participant for the purposes of this Plan.

          (g) "Plan" means The Wiser Oil Company Retirement Restoration Plan as in effect from time to time.

          (h) "Retirement Plan" means the Retirement Income Plan for Employees of The Wiser Oil Company as in effect from time to time.

     Section 2.  Nature of Plan.  This Plan is an unfunded plan maintained
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primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and does not qualify under the provisions of Section 401 of the Code.

     Section 3.  Plan Administration.  This Plan shall be administered by the
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Committee appointed to administer the Retirement Plan.  The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation, authority to determine

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eligibility for benefits under the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination or other exercise by the Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Committee to reconsider and redetermine such action. The Employers shall indemnify and hold harmless each member of the Committee and each director, officer and employee of an Employer against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as a member of the Committee or any other act or omission to act relating to this Plan, except in the case of such person's fraud or willful misconduct.

     Section 4.  Amount of Benefits.  If a Participant or beneficiary of a
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Participant receives or commences receiving benefits under the Retirement Plan, then such Participant or beneficiary shall be entitled to receive benefits under this Plan which are actuarially equivalent to the excess, if any, of:

          (a) the value of the benefits which would have been payable to such Participant or beneficiary under the Retirement Plan if the provisions of the Retirement Plan were administered without regard to (i) the maximum amount of compensation limitation imposed under the Retirement Plan in order to comply with Section 401(a)(17) of the Code, and (ii) the maximum amount of retirement income limitation imposed under the Retirement Plan in order to comply with Section 415 of the Code, over

          (b) the value of the benefits which are actually payable to such Participant or beneficiary under the provisions of the Retirement Plan.

For purposes of this Plan, the value of benefits and the amounts payable under alternate forms of benefits shall be determined using the actuarial assumptions being used under the Retirement Plan for such purposes.

     Section 5.  Payment of Benefits.  The benefits payable to a Participant or
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beneficiary of a Participant under this Plan shall be paid or commence being paid, as the case may be, concurrently with the payment or the commencement of the payment of benefits to such Participant or beneficiary under the Retirement Plan, and

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shall be paid to such Participant or beneficiary in such form available under the Retirement Plan as shall be selected by the Committee in its absolute discretion; provided, however, that any provision of this Plan to the contrary notwithstanding, if a Participant's employment with an Employer terminates within two (2) years following a Change of Control for any reason other than such Participant's (i) death, (ii) retirement under the normal, late, early or disability retirement provisions of the Retirement Plan, or (iii) transfer to employment with another Employer, then in lieu of and in full satisfaction of all future benefits otherwise payable under this Plan to or with respect to such Participant or a beneficiary of such Participant, the actuarial equivalent of the value of the benefits accrued under this Plan with respect to such Participant or beneficiary as of the date of such termination of employment shall be paid to such Participant in a single lump sum in cash within sixty (60) days following such termination of employment.

     Section 6.  Source of Benefits.  All benefits payable under this Plan to or
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with respect to a Participant who was an employee of an Employer shall be paid from the general assets of such Employer. If the benefits payable to or with respect to a Participant under this Plan are attributable to periods of employment with more than one Employer, the amount payable to or with respect to such Participant shall be apportioned among and paid by the Employers who employed such Participant in such proportions as shall be determined by the Committee in its absolute discretion. No provision of this Plan shall be deemed or construed to create a trust fund of any kind or to grant to any Participant or beneficiary of a Participant any property right or beneficial ownership interest of any kind in the assets of an Employer. To the extent that any Participant or beneficiary of a Participant acquires a right to receive payments from an Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of such Employer.

     Section 7.  Amendment and Termination.  The Board of Directors of the
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Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and at any time to terminate this Plan or any Employer's participation hereunder. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce or eliminate an Employer's obligation for the payment of benefits accrued under this Plan as of the date of such amendment or termination, such benefits to be determined as if the Retirement Plan had terminated on such date.



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     Section 9.  Spendthrift Provision.  No right or interest under this Plan of
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a Participant or beneficiary of a Participant may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of such Participant or beneficiary.

     Section 10.  Employment Noncontractual.  The establishment of this Plan
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shall not enlarge or otherwise affect the terms of any Participant's employment with an Employer, and such Employer may terminate the employment of such Participant as freely and with the same effect as if this Plan had not been established.

     Section 11.  Adoption by Other Employers.  With the consent of the Chief
                  ---------------------------
Executive Officer of the Company, this Plan may be adopted by any Employer participating in the Retirement Plan, such adoption to be effective as of the date specified by such Employer at the time of adoption.

     Section 12.  Claims Procedure.  If any person (hereinafter called the
                  ----------------
"Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Committee. Within sixty days following the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

     Section 13.  Applicable Law.  This Plan shall be governed and construed in
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accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.



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     IN WITNESS WHEREOF, this Plan has been executed on this _____ day of
____________________, 1995.

                                       THE WISER OIL COMPANY



                                       By
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                                         Title:

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